EXHIBIT (a)(1)(G)

CAESARS ENTERTAINMENT CORPORATION

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR REPLACEMENT OPTIONS

THE OFFER EXPIRES AT 9:00 P.M. PACIFIC TIME ON AUGUST 21, 2012, UNLESS THE OFFER IS EXTENDED

Name:

Employee ID:

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer to Exchange Certain Outstanding Options for Replacement Options, dated July 24, 2012, as amended (the “Offer to Exchange”); (2) this Election Form, including the list of your eligible options below; (3) the Terms of Election; (4) the Caesars Entertainment Corporation 2012 Performance Incentive Plan (the “2012 Plan”); and (5) the forms of option agreements under the 2012 Plan (collectively, the “Offer Documents”). The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer provides eligible employees, directors and consultants who hold Eligible Options the opportunity to exchange these options for new replacement options as set forth in Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date.” This Offer expires at 9:00 p.m. Pacific Time on August 21, 2012, unless extended. Defined terms used in this election form without definition will have the meanings given to such terms in the Offer to Exchange.

You may access the Offer Documents on the Option Exchange website at https://www.caesarsoptionexchange.com, through the U.S. Securities and Exchange Commission’s website at: http://www.sec.gov, by emailing optionexchange@caesars.com, or by calling Russell Goldich, Director of Compensation of Caesars, at (001+) (702) 407-6043. Copies will be provided promptly at our expense.

To elect to exchange or withdraw your Eligible Options, complete the below table. To elect to exchange all your Eligible Options, check the box in the table below to indicate “Yes.” To elect to withdraw a previous election, check the box in the table below to indicate “No.” If you do not complete the requested information and clearly mark the applicable box, your attempted election or withdrawal will not be valid.

Do you elect to exchange all of your Eligible Options?

☐	Yes, I elect to exchange all of my Eligible Options.

☐	No, I do not wish to exchange all of my Eligible Options and withdraw any previous election.

In accordance with the terms outlined in the Offer Documents, you must elect to exchange all of your Eligible Options if you want to participate in the Option Exchange.

In making this election, you agree that Caesars, your employer, and any third party assisting Caesars with the Option Exchange may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to Caesars, your employer, and to any third party assisting Caesars with the Offer, and these recipients may be located in the U.S. or elsewhere.

Please note that you may withdraw or change your election by submitting a new properly completed and signed election form prior to the Offer expiration date, which will be 9:00 p.m. Pacific Time on August 21, 2012, unless we extend the Offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW REPLACEMENT OPTIONS.

THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 9:00 P.M. PACIFIC TIME ON AUGUST 21, 2012 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.

Your signature and submission of this election form indicates that you have read and agreed to the Terms of Election and the Offer to Exchange.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2012

Address:

Email address:

FAX THIS ENTIRE ELECTION FORM TO (001+) (702) 494-4960 NO LATER THAN 9:00 P.M. PACIFIC TIME ON AUGUST 21, 2012.

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.